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                                                                   Exhibit 10.53

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

In re:                                  :
                                        :   Jointly Administered
BORDEN CHEMICALS AND                    :   Case No. 01-1268 (PJW)
PLASTICS OPERATING LIMITED              :
PARTNERSHIP, a Delaware limited         :
partnership, et al.,                    :   Chapter 11
                                        :
                       Debtors.         :

           BRIDGE ORDER AUTHORIZING EXTENSION OF DEBTOR'S OBLIGATIONS
            UNDER A MODIFIED LOAN AGREEMENT WITH BORDEN CHEMICALS AND
                     PLASTICS OPERATING LIMITED PARTNERSHIP

          This matter coming before the Court on the Motion of Debtors and Debtors in Possession for Authority to Extend the Obligations of Borden Chemicals and Plastics Operating Limited Partnership Under Modified Loan Agreement With BCP Management, Inc. (the "Motion"); the Court having heard the preliminary statements of counsel in support of the relief requested in the Motion at a hearing held on April 24, 2002 (the "Hearing") at which certain parties in interest were present; and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for granting on a bridge basis the relief requested in the Motion;

          THE COURT HEREBY FINDS THAT:

          A. The Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334.

          B. This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(M) and (O).

          C. No objections to the entry of a bridge order were made by any party in interest present at the Hearing.

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          D.   The obligation of the Debtor to loan money under the original
Loan Agreement expires on April 30, 2002. A sound business purpose exists for the Debtor to extend its obligations under the Modified Loan Agreement (as that term is defined in the Motion), pursuant to section 363(b) of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"). In addition, the extension of its obligations under the Modified Loan Agreement is appropriate under Section 105 of the Bankruptcy Code.

          IT IS HEREBY ORDERED THAT:

          1.   The Motion is GRANTED on a bridge basis.

          2. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Motion, the Modified Loan Agreement, or the Note contemplated thereby.

          3. The terms and conditions of the Modified Loan Agreement, Note, and Borrowing Certificate are hereby approved on a bridge basis.

          4. The Debtor is hereby authorized to borrow on a bridge basis up to $6,000,000 from BCP Management, Inc., in accordance with the terms and conditions of the Modified Loan Agreement.

          5. A final hearing on the Motion shall be held on May 23, 2002 at 11:00 a.m. EST. Objections to the Motion shall be filed and served on or before May 16, 2002 at 5:00 p.m. EST.

          IT IS SO ORDERED.


Dated:  April 30, 2002                        /s/ Peter J. Walsh
                                            ------------------------------
                                            HONORABLE PETER J. WALSH

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